Exhibit A(6)(A)

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:12 PM 02/28/2013
FILED 12:05 PM 02/28/2013
SRV 130251919 - 5295619 FILE

CERTIFICATE OF FORMATION

OF

ELKHORN SECURITIES, LLC

    This Certificate of Formation of Elkhorn Securities, LLC (the "Company"), dated as of February 28, 2013, has been duly executed and is being filed by an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, as amended from time to time.

    FIRST.   The name of the limited liability company formed hereby is Elkhorn Securities, LLC.

    SECOND.    The address of the registered office of the Company in the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901.

            THIRD.     The name and address of the registered agent for service of process on the Company in the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Phil Ziesemer
Phil Ziesemer, Authorized Person